Exhibit 5.1
                                                                     -----------

                     [Davis Graham & Stubbs LLP Letterhead]




                                January 28, 2003

Board of Directors
Air Methods Corporation
7301 South Peoria
Englewood, Colorado  80112

          RE: REGISTRATION STATEMENT ON FORM S-1 (REG. NO. 333-102452) RELATING TO 493,224 SHARES OF COMMON STOCK

Gentlemen:

     We have acted as counsel for Air Methods Corporation, a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-1 (Reg. No. 333-102452) (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), 493,224 shares of the Company's common stock, par value $.06 per share (the "Common Stock"), for the account of certain selling stockholders, issuable upon the exercise of warrants (the "Shares"). This opinion is delivered pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     In rendering this opinion, we have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

     Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized and reserved for issuance upon exercise of the warrants, and when issued in accordance with the terms of the warrants, the Shares will be validly issued, fully paid and nonassessable.

     Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the General Corporation Law of the State of Delaware, including the provisions of the Delaware Constitution and the reported


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Air Methods Corporation
January 28, 2003
Page 2 of 2


judicial decisions interpreting such law. We express no opinion with respect to any other law of the State of Delaware or any other jurisdiction.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement and in the Prospectus constituting a part thereof, as the counsel who will pass upon the validity of the Shares. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.


                                           Very  truly  yours,

                                           /s/  Davis Graham & Stubbs LLP

                                           DAVIS GRAHAM & STUBBS LLP


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